UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

PAREXEL International Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

EXPLANATORY NOTE

On August 18, 2017, PAREXEL International Corporation (the “Company” or “PAREXEL”) delivered the following letter to participants in the Company’s equity compensation programs:

EQUITY AWARDS

Impact of sale to Pamplona

Dear Colleague,

As a participant in PAREXEL’s equity compensation programs, this communication provides you with information on how the sale of PAREXEL to Pamplona, subject to the successful closing of such sale, will impact your outstanding equity awards.

As approved by PAREXEL’s Board of Directors, all unvested equity compensation will be accelerated to vest upon the closing of the transaction. This means all of your outstanding equity – regardless of whether currently vested or unvested – will be converted into the right to receive an amount in cash upon the closing of the transaction. The sale price is $88.10 cash per share.

If you are a stock option holder, you will receive the product of: (i) $88.10 less your grant/exercise price, multiplied by (ii) the number of options outstanding. If you hold unvested restricted stock awards (RSAs) or unvested restricted stock units (RSUs), you will receive the product of: (x) $88.10, multiplied by (y) the number of RSAs/RSUs (as applicable) granted.

Within 15 days of the closing, Fidelity Stock Plan Services (Fidelity)* will cancel your outstanding equity awards and notify PAREXEL of the gross value. Your payment will be processed in next available payroll. The appropriate tax and social security withholdings will be withheld and a net payment will be paid to you. By processing in this manner, we are able to ensure:

•	a simple process whereby you will receive the proceeds quickly, without the need to arrange for a wire or check from Fidelity.

•	the same foreign exchange (FX) rate is used for conversions of the award and tax calculations.

•	income tax and/or social security is paid in a timely fashion and in accordance with local laws, without the need for you to transfer funds from Fidelity and then reimburse PAREXEL.

Important Information for Your Consideration

•	Fidelity will need to make adjustments to convert your existing equity awards into the right to receive an amount in cash; however, the value of your grants will not be impacted by such adjustments. You may receive statements and/or confirmations related to the adjustments that reference Restricted Stock Units, which is the record keeping platform that Fidelity will use to complete the process.

•	A brief trading blackout will occur prior to the closing date of the transaction. Once the blackout period begins, all grants will be restricted from exercise in order to facilitate prompt cash payments for your outstanding equity awards.

Please Note: if you are a shareholder from prior exercises or vests, your shares will be converted into the right to receive an amount in cash by Fidelity as part of the closing of the transaction. The proceeds of the conversion together with any remaining cash (as applicable) will be placed in your Fidelity Stock Plan Account. To access these funds, you need to request either a wire transfer or a check from Fidelity, using the same process as previously.

Best regards,

Angela Farmer

Senior Director, Global Benefits

*	PAREXEL and Fidelity Stock Plan Services are not affiliated

Copyright © 2017 PAREXEL International. All rights reserved.

On August 18, 2017, the Company also delivered the following letter to participants in the Company’s equity compensation program:

EQUITY AWARDS

Impact of sale to Pamplona

Dear U.S. Colleague,

As a participant in PAREXEL’s equity compensation programs, this communication provides you with information on how the sale of PAREXEL to Pamplona, subject to the successful closing of such sale, will impact your outstanding equity awards.

As approved by PAREXEL’s Board of Directors all unvested equity compensation will be accelerated to vest upon the closing of the transaction. This means all of your outstanding equity – regardless of whether currently vested or unvested – will be converted into the right to receive an amount in cash upon the closing of the transaction. The sale price is $88.10 cash per share.

If you are a stock option holder, you will receive the product of: (i) $88.10 less your grant/exercise price, multiplied by (ii) the number of options outstanding. If you hold unvested restricted stock awards (RSAs) or unvested restricted stock units (RSUs), you will receive the product of: (x) $88.10, multiplied by (y) the number of RSAs/RSUs (as applicable) granted.

A similar method as used today will be used to vest your equity and process appropriate tax and social security withholdings. Within 15 days of close Fidelity Stock Plan Services (Fidelity)* will convert your outstanding shares into the right to receive an amount in cash and, after taking the appropriate tax withholding, will deposit the net cash value into your Fidelity stock plan account. If you previously “exercised and held” or you retained vested RSAs in your Fidelity stock plan account, these shares will also be exchanged for cash.

Once the funds are in your account you can arrange for a wire transfer via NetBenefits.com.

Per our usual process, U.S. payroll will record the tax withholding on your pay statement. If you intend to access the funds right away, we recommend you set up your wire instructions prior to the closing as it can take up seven business days. You will need the following details to set up the transfer: Bank name, bank code, your account number, bank routing code (typically known as ABA#). Please note the current fee of $15 per wire will remain.

Important Information for Your Consideration

•	Fidelity will need to make adjustments to convert your existing equity awards into the right to receive an amount in cash; however, the value of your grants will not be impacted by the adjustments. You may receive statements and/or confirmations related to the adjustments that reference Restricted Stock Units, which is the record keeping platform that Fidelity will use to complete the process.

•	A brief trading blackout will occur prior to the closing date of the transaction. Once the blackout period begins, all grants will be restricted from exercise in order to facilitate prompt cash payments for your outstanding equity awards.

Best regards,

Angela Farmer

Senior Director, Global Benefits

*	PAREXEL and Fidelity Stock Plan Services are not affiliated

Copyright © 2017 PAREXEL International. All rights reserved.

Additional Information about the Proposed Transaction and Where to Find It

PAREXEL International Corporation (“PAREXEL”) will hold a Special Meeting of Stockholders on September 15, 2017. PAREXEL has filed with the U.S. Securities and Exchange Commission (“SEC”) and mailed to its stockholders a definitive proxy statement in connection with the proposed transaction with Pamplona. Security holders of PAREXEL are urged to read the definitive proxy statement and the other relevant materials when they become available because such materials will contain important information about PAREXEL, Pamplona and their respective affiliates and the proposed transaction. The proxy statement and other relevant materials (when they become available), and any and all other documents filed by PAREXEL with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov.

In addition, investors may obtain a free copy of PAREXEL’s filings from PAREXEL’s website at www.PAREXEL.com or by directing a request to: PAREXEL International Corporation, 195 West Street, Waltham, Massachusetts 02451, Attn: Ron Aldridge, Senior Director of Investor Relations.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION.

Participants in the Solicitation

PAREXEL and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the security holders of PAREXEL in connection with the proposed transaction. Information about those directors and executive officers of PAREXEL, including their ownership of PAREXEL securities, is set forth in the proxy statement for PAREXEL’s 2016 Annual Meeting of Stockholders, which was filed with the SEC on October 26, 2016, as amended and supplemented by other PAREXEL filings with the SEC, including the definitive proxy statement filed with the SEC as of August 15, 2017. Investors and security holders may obtain additional information regarding the direct and indirect interests of PAREXEL and its directors and executive officers in the proposed transaction by reading the proxy statement and other public filings referred to above.

Forward-Looking Statements

This communication includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, potential opportunities to accelerate PAREXEL’s growth and enhance its delivery of world-class solutions to its customers; PAREXEL’s position to capitalize on an increased trend for outsourcing of pharmaceutical products and services; the expected impact of this transaction on PAREXEL’s financial and operating results and business, the operation and management of PAREXEL after the acquisition, the anticipated funding for the transaction, and the timing of the closing of the acquisition. The words “anticipates”, “believes”, “expects”, “may”, “plans”, “predicts”, “will”, “potential”, “goal” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Readers should not place undue reliance on these forward-looking statements. PAREXEL’s actual results may differ materially from such forward-looking statements as a result of numerous factors, some of which PAREXEL may not be able to predict and may not be within PAREXEL’s control. Factors that could cause such differences include, but are not limited to, (i) the risk that the proposed merger may not be completed in a timely manner, or at all, which may adversely affect PAREXEL’s business and the price of its common stock, (ii) the failure to satisfy all of the closing conditions of the proposed merger, including the adoption of the Merger Agreement by PAREXEL’s stockholders and the receipt of certain governmental and regulatory approvals in the U.S. and in foreign jurisdictions, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, (iv) the effect of the announcement or pendency of the proposed merger on PAREXEL’s business, operating results, and relationships with customers, suppliers, competitors and others, (v) risks that the proposed merger may disrupt PAREXEL’s current plans and business operations, (vi) potential difficulties retaining employees as a result of the proposed merger, (vii) risks related to the diverting of management’s attention from PAREXEL’s ongoing business operations, and (viii) the outcome of any legal proceedings that may be instituted against PAREXEL related to the Merger Agreement or the proposed merger. In addition, PAREXEL’s actual performance and results may differ materially from those currently anticipated due to a number of risks including, without limitation:

changes in customers’ spending and demand and the trends in pharmaceutical companies’ outsourcing of research and development; PAREXEL’s ability to provide quality and timely services and to compete with other companies providing similar services; PAREXEL’s ability to comply with strict government regulations of the drug, medical device and biotechnology industry; PAREXEL’s ability to successfully integrate past and future acquisitions, including the acquisitions of Health Advances, LLC, ExecuPharm, Inc., and The Medical Affairs Company, LLC, and to realize the expected benefits of each; a change in PAREXEL’s relationships with its largest customers; PAREXEL’s ability to service its indebtedness; PAREXEL’s ability to protect its technology and proprietary information and the confidential information of its customers; the loss, modification, or delay of contracts which would, among other things, adversely impact the Company’s recognition of revenue included in backlog; the Company’s dependence on certain industries and clients; the risk of patent infringement and other litigation; as well as those risks discussed in PAREXEL’s Annual Report on Form 10-K for the year ended June 30, 2016 as filed with the Securities and Exchange Commission (SEC) on September 9, 2016, subsequent Quarterly Reports filed with the SEC and PAREXEL’s other SEC filings. Numerous factors, including those noted above, may cause actual results to differ materially from current expectations. PAREXEL expressly disclaims any current intention or obligation to update any forward-looking statement in this communication to reflect future events or changes in facts affecting the forward-looking statements contained in this communication.